Exhibit 10.3

OPTION AGREEMENT

THIS OPTION AGREEMENT (the “Option Agreement”), made and entered into as of this 31st day of August, 2005, by and between HARBIN ELECTRIC, INC., a Nevada corporation (the “Company”), and the entity whose name appears on the signature page hereof (the “Optionee”).

Capitalized terms used in this Option Agreement and not otherwise defined have the respective meanings set forth in the Common Stock Purchase Agreement (the “Agreement”) of the Company dated the date hereof (the “Closing Date”).

W I T N E S S E T H :

WHEREAS, the Company and the Optionee, among other parties, have entered into the Agreement;

WHEREAS, the Agreement requires the execution and delivery of this Option Agreement; and

WHEREAS, the Optionee desires to have an option to purchase a certain number of Shares in the Company and the Company desires to grant the Optionee such option, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.
Option. The Company hereby grants to the Optionee the right and option (the “Option”) to purchase, in whole but not in part, the number of Shares in the Company as set forth beneath such Optionee’s signature on the signature page hereto, at a purchase price of $3.50 for each share.

2.
Term. The term of the Option shall commence on the Closing Date hereof and shall terminate on the third anniversary day from such date, unless it is sooner terminated as provided in this Option Agreement.

3.	Exercise. The Option may be exercised one time only, in accordance with Section 2 hereof.

4.
Notice. The Option shall be exercised by the giving of written notice thereof to the Company. Such notice shall specify the number of Shares to be purchased, and shall be accompanied by payment of the full purchase price.

5.
Non-Transferability. The Option may not be transferred, assigned, pledged, hypothecated or otherwise disposed of (whether by operation of law or otherwise) without prior written consent by the Company.

6.
No Attachment. The Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option, or upon a levy or any attachment or similar process with respect to the Option, the term of the Option shall terminate and the Option shall immediately become null and void.

7.	Miscellaneous.

(a)	Capitalized Terms. Unless specifically set forth herein, capitalized terms shall have the same meaning as set forth in the Agreement.

(b)
Entire Agreement. This Option Agreement constitutes the entire understanding between the Company and the Optionee with respect to the subject matter hereof and supersedes any and all previous agreements or understandings between the Company and the Optionee concerning the subject matter hereof. This Option Agreement may not be changed or amended without the prior written consent of both the parties hereto.

(c)
Notices. All notices hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or sent by a reputable overnight courier, or personally delivered to the parties hereto at the addresses set forth below or at such other addresses as may be designated in writing to the other parties.

If to the Company:

Harbin Electric, Inc. No. 9 Ha Ping Xi Lu Ha Ping Lu Ji Zhong Qu Harbin Kai Fa Qu Harbin, China 150060 Attn: Chungang Xia Tel: +86-451-86116757 Fax: +86-451-86116769

with a copy to:

Reed Smith LLP
435 Sixth Avenue
Pittsburgh, PA 15219
Attn: Stephen W. Johnson
Tel: 412-288-7166
Fax: 412-288-3063

(d)	Governing Law. This Option Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflicts of law principles.

(e)	Captions. The captions herein are for the convenience of the parties and are not to be construed as part of the terms of this Option Agreement.

(f)
Counterparts. This Option Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same document. The signature of any party to any counterpart shall be deemed to, and may be appended to, any other counterpart.

IN WITNESS WHEREOF, the parties hereto have signed this Option Agreement on the day and year first above written.

The Company:

HARBIN ELECTRIC, INC.

:	By:	/s/ Tian Fu Yang
Name: Tian Fu Yang
Title: CEO

The Optionees:

Lake Street Fund, L.P. By:/s/ Scott W. Hood Name: Scott W. Hood Title: Investment Manager President FWSM Number of Options: 160,000	Fred L. Astman & Jean L. Astman JT-WROS By:/s/ Fred L. Astman Name: Fred L. Astman By: /s/ Jean L. Astman Name: Jean L. Astman Number of Options: 60,000
Fred L. Astman & Jean By: /s/ Fred L. Astman Name: Fred L. Astman Number of Options: 22,698	Scott Hood By: /s/ Scott W. Hood Name: Scott W. Hood Number of Options: 4,000
Howard Lu By: /s/ Howard Lu Name: Howard Lu Number of Options: 3,900	Shu Hua Lu By:/s/ Shu Hua Lu Name: Shu Hua Lu Number of Options: 3,900
J. Peter Selda By: /s/ J. Peter Selda Name: J. Peter Selda IRS Rollover Number of Options: 10,000	R. Gregg Hillman By: /s/ R. Gregg Hillman Name: R. Gregg Hillman Number of Options: 3,000
Midsouth Investor Fund LP By:/s/ Lyman O. Heidtke Name: Lyman O. Heidtke Title: General Partner Number of Options: 80,000	Lyman O. Heidtke By: /s/ Lyman O. Heidtke Name: Lyman O. Heidtke Number of Options: 20,000
David Moy By:/s/ David Moy Name: David Moy Number of Options: 60,000	Lighthouse Consulting Limited By: /s/ Bai Ye Feng Name: Bai Ye Feng Title: Director Number of Options: 20,000
Anthony G. Polak By:/s/ Anthony G. Polak Name: Anthony G. Polak Number of Options: 2,500	Anthony G. Polak “S” By:/s/ Anthony G. Polak “S” Name: Anthony G. Polak “S” Number of Options: 2,500
Frederick B. Polak “S” By:/s/ Frederick B. Polak “S” Name: Frederick B. Polak “S” Number of Options: 2,500	Margrit B. Polak “S” By:/s/ Margrit B Polak “S” Name: Margrit B. Polak “S” Number of Options: 2,500
Domaco Venture Capital Fund By:/s/ Jack Polak Name: Jack Polak Title: General Partner Number of Options: 2,500	Catharina Polak #2 Trust By: /s/ Jack Polak Name: Jack Polak Title: Trustee By: /s/ Catharina Polak Name: Catharina Polak Title: Trustee Number of Options: 2,500
Ronald M. Lazar By:/s/ Ronald M. Lazar Name: Ronald M. Lazar Number of Options: 2,500	Dennis C. Loeser By: /s/ Dennis C. Loeser Name: Dennis C. Loeser Number of Options: 2,500
Geri Investments N.V. By:/s/ Marinus J. Dekker Name: Marinus J. Dekker Title: Managing Partner Number of Options: 2,500	RL Capital Partners, L.P. By: /s/ Ronald M. Lazar Name: Ronald M. Lazar Title: Managing Member Number of Options: 100,000